SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VALE S.A.	VALE OVERSEAS LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

FEDERATIVE REPUBLIC OF BRAZIL	CAYMAN ISLANDS
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)
Avenida Graça Aranha, No. 26
20030-900 Rio de Janeiro, RJ, Brazil
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-162822 and 333-162822-01
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
on Which
Title of Each Class	Each Class is to be
to be so Registered	Registered
6.875% Guaranteed Notes due 2039	New York Stock Exchange
4.625% Guaranteed Notes due 2020	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to Be Registered.
For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Debt Securities” on pages 6 through 18 of the Prospectus dated November 3, 2009 included in the Registration Statement on Form F-3 of Vale Overseas Limited (the “Company”) and Vale S.A. (the “Guarantor”) (Registration Nos. 333-162822 and 333-162822-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of the Notes” on pages S-8 through S-9 and S-11 through S-18, respectively, of the related Prospectus Supplement, dated September 8, 2010.
Item 2. Exhibits.
99(A). Prospectus dated November 3, 2009, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).
99(B). Prospectus Supplement dated September 8, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on September 9, 2010.
99(C). Amended and Restated Indenture dated November 21, 2006, among the Company, the Guarantor and The Bank of New York Mellon (as successor to The Bank of New York), incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).
99(D). Tenth Supplemental Indenture dated November 10, 2009, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference the report on Form 6-K furnished by the Guarantor to the SEC on November 12, 2009.
99(E). Amendment to the Tenth Supplemental Indenture dated September 15, 2010, among the Company, the Guarantor and The Bank of New York Mellon, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on September 16, 2010.
99(F). Eleventh Supplemental Indenture dated September 15, 2010, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on September 16, 2010.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

VALE S.A. (Registrant)
By:	/s/ Marcelo Campos Habibe
	Name:	Marcelo Campos Habibe
	Title:	Attorney-in-Fact

By:	/s/ Sonia Zagury
	Name:	Sonia Zagury
	Title:	Attorney-in-Fact

VALE OVERSEAS LIMITED (Registrant)
By:	/s/ Marcelo Campos Habibe
	Name:	Marcelo Campos Habibe
	Title:	Director

By:	/s/ Wanda Krajnc Alves
	Name:	Wanda Krajnc Alves
	Title:	Director

Date: September 15, 2010

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99(A)	Prospectus dated November 3, 2009, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).

99(B)	Prospectus Supplement dated September 8, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on September 9, 2010.

99(C)	Amended and Restated Indenture dated November 21, 2006, among the Company, the Guarantor and The Bank of New York Mellon (as successor to The Bank of New York), incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on November 3, 2009 (Registration Nos. 333-162822 and 333-162822-01).

99(D)	Tenth Supplemental Indenture dated November 10, 2009, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference the report on Form 6-K furnished by the Guarantor to the SEC on November 12, 2009.

99(E)	Amendment to the Tenth Supplemental Indenture dated September 15, 2010, among the Company, the Guarantor and The Bank of New York Mellon, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on September 16, 2010.

99(F)	Eleventh Supplemental Indenture dated September 15, 2010, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on September 16, 2010.